Exhibit 99.1

Kodak Shows Continuing Improvement in Third Quarter Results

  Results demonstrate momentum upon emergence from Chapter 11.
  Third quarter net income (loss) improved from $(312) million in 2012 to $1.99 billion in 2013. Excluding reorganization items and discontinued operations, the net loss for the third quarter of 2013 was $155 million.
  Operational EBITDA excluding accounting adjustments improved in the third quarter by $53 million from the prior-year quarter and by $279 million for the first nine months versus the same period in 2012.
  Favorable product/price mix in both business segments – Digital Printing & Enterprise and Graphics, Entertainment & Commercial Films – contributed to an eight percentage point improvement in year-over-year gross profit for the quarter, confirming the company’s strategy of focus on profitability.
  Strong liquidity; ended quarter with $839 million cash and debt of $679 million.

ROCHESTER, N.Y.--(BUSINESS WIRE)--November 12, 2013--Eastman Kodak Company (NYSE:KODK) today announced net income for the third quarter of $1.99 billion (combining net income for the period July 1, 2013, through August 31, 2013, of the “predecessor” company of $2.01 billion, and net loss for the period September 1, 2013, through September 30, 2013, of the “successor” company of $18 million). Excluding reorganization items and discontinued operations, the net loss for the third quarter of 2013 was $155 million.

Third-quarter Operational EBITDA (see footnote 4 for definition) was $30 million, excluding the recognition of $27 million in non-cash inventory and deferred revenue adjustments from fresh-start accounting. Effective September 1, 2013, Kodak adopted fresh-start accounting upon its emergence from bankruptcy. Therefore, the results presented below reflect the combined predecessor/successor financial results.

Table 1 – Kodak Earnings Summary (condensed)

Millions of dollars	3Q 2013[1]	3Q 2012	First Nine Months 2013[2]	First Nine Months 2012

Sales and other operating revenues	$563	$660	$1,740	$1,980
Net income (loss)[3]	1,989	(312)	2,048	(977)
Operational EBITDA[4]	3	(23)	87	(165)
Operational EBITDA excluding fresh-start accounting adjustments	30	(23)	114	(165)

As of September 30, the company’s financial position reflected approximately $839 million of cash and cash equivalents and debt of $679 million (a reduction of $1.44 billion from December 31, 2012). During the quarter, selling, general & administrative expenses declined to $93 million from $148 million in the prior-year quarter.

“We are pleased with our progress on earnings this quarter, with Operational EBITDA on track with expectations. Further, our customers are telling us they are impressed with our technologies, and increasingly ready to adopt and apply our solutions to help grow their businesses,” said Kodak Chief Executive Officer Antonio M. Perez. “Our strengths in imaging for business markets, including packaging, functional printing, graphic communications and professional services, position us well to move forward on our strategy with increasing momentum.”

KODAK REPORTING STRUCTURE

Kodak offers high-quality, cost-effective products and services to the commercial imaging industry. The company’s portfolio of products and services meets two distinct needs for its customers: transforming large printing markets with digital offset, digital print and hybrid solutions; and commercializing new solutions for high-growth markets that build on the company’s developed technologies and proprietary intellectual property. Kodak operates the Commercial Imaging portfolio as two business segments: Graphics, Entertainment & Commercial Films (GECF) and Digital Printing & Enterprise (DP&E).

Graphics, Entertainment & Commercial Films (GECF): The GECF segment consists of the Graphics and Entertainment Imaging & Commercial Films groups, as well as Kodak’s intellectual property and brand licensing activities.

Table 2 – GECF Segment Financial Overview

Millions of dollars	3Q 2013[1]	3Q 2012	First Nine Months 2013[2]	First Nine Months 2012

Revenue	$353	$404	$1,110	$1,230
Gross Profit	44	52	191	115
Selling, General and Administrative (“SG&A”)	56	78	183	251
Research and Development (“R&D”)	5	8	14	30
Segment (Loss) Earnings	(17)	(34)	(6)	(166)
Operational EBITDA	13	12	93	(21)
Operational EBITDA excluding fresh-start accounting adjustments	27	12	107	(21)

3Q13 vs. 3Q12 discussion – The decrease in the GECF segment net sales for the third quarter was primarily due to lower demand for digital plates within Graphics, and lower demand for motion picture film within Entertainment Imaging & Commercial Films. Also contributing to the decline was unfavorable price/mix within Graphics due to industry pricing pressures. Partially offsetting these declines was favorable product price/mix within Entertainment Imaging & Commercial Films due to pricing actions impacting the current-year quarter.

The change in the GECF segment gross profit for the third quarter was primarily driven by the Entertainment Imaging & Commercial Films pricing actions, and strong manufacturing productivity and other cost improvements in Graphics. Partially offsetting these improvements was unfavorable product price/mix within Graphics due to industry pricing pressures. Inventory revaluation due to fresh-start accounting had a $12 million negative impact on segment gross profit in the quarter.

In the Graphics business, a large number of customers continued to convert to KODAK SONORA Process Free Plates, which provide cost savings and production efficiencies. SONORA Plates also enable printers to improve their sustainability profile by eliminating the use of processing chemistry.

Digital Printing & Enterprise (DP&E): The DP&E segment consists of four product/service groups, Digital Printing Solutions, Packaging and Functional Printing, Enterprise Services and Solutions, and Consumer Inkjet Systems.

Table 3 – DP&E Segment Financial Overview

Millions of dollars	3Q 2013[1]	3Q 2012	First Nine Months 2013[2]	First Nine Months 2012

Revenue	$198	$231	$593	$670
Gross Profit	47	35	158	83
SG&A	45	66	145	204
R&D	23	27	63	100
Segment Loss	(21)	(58)	(50)	(221)
Operational EBITDA	(10)	(35)	(6)	(144)
Operational EBITDA excluding fresh-start accounting adjustments	3	(35)	7	(144)

3Q13 vs. 3Q12 discussion – The decrease in net sales for the DP&E segment for the third quarter was primarily attributable to volume declines within Consumer Inkjet Systems, driven by the discontinuance of printer sales, and lower sales of ink to the existing installed base of printers. Partially offsetting these declines were volume improvements within Digital Printing driven by a larger number of placements of commercial inkjet components.

In the DP&E segment, customers around the world continued to invest in KODAK PROSPER Solutions, including the U.K.’s largest order to date for PROSPER S30 Imprinting Systems.

The increase in the DP&E segment gross profit for the third quarter was primarily due to favorable price/mix within Consumer Inkjet Systems due to a greater proportion of consumer ink sales, and within Digital Printing due to favorable mix due to higher component placements in the current-year period. Partially offsetting these improvements were increased cost of goods sold within Consumer Inkjet Systems due to the revaluation of inventory related to fresh-start accounting. Inventory revaluation due to fresh-start accounting had a $14 million negative impact on segment gross profit in the quarter.

Kodak’s 10-Q Report with the U.S. Securities and Exchange Commission should be referenced for a comprehensive view of the company’s financial performance for the third quarter of 2013.

KEY “FRESH-START” AND OTHER ACCOUNTING IMPACTS

In connection with the company’s emergence from Chapter 11, Kodak applied the provisions of fresh-start accounting to its financial statements as of September 1, 2013. Upon the application of fresh-start accounting, Kodak allocated its reorganization value to its individual assets based on their estimated fair values. Reorganization value represents the fair value of the successor company’s assets before considering liabilities. The excess reorganization value over the fair value of identified tangible and intangible assets is reported as goodwill. The major adjustments in value that have an associated impact in the successor statement of operations occurred as a result of an increase in the net book value of inventory to their estimated fair value, the revaluation of deferred revenues to the fair value of the company's related future performance obligations, and an increase in the net book value of intangible assets and property, plant and equipment reflected in increased depreciation and amortization.

A summary of the impacts of these adjustments on the company's Operational EBITDA follows.

Fresh-Start Impact to September Operational EBITDA[5]

September 2013

Amount of Inventory Step-up recognized in September[6]	$(26)
Amount of Deferred Revenue Write-off recognized in September[7]	(1)
(27)

1 Results for the third quarter 2013 represent the combined predecessor (July 1, 2013 - August 31, 2013) and successor (September 1, 2013 - September 30, 2013) periods.

2 Results for the first nine months of 2013 represent the combined predecessor (January 1, 2013 - August 31, 2013) and successor (September 1, 2013 - September 30, 2013) periods.

3 Includes net income (loss) attributable to noncontrolling interests.

4 Operational EBITDA is defined as Total Segment Earnings (Loss) plus depreciation and amortization expense, and excluding the reallocation of costs previously allocated to discontinued businesses. Total Segment Earnings(Loss) represents the company’s measure of segment earnings which excludes Restructuring costs, Reorganization items, net, the Corporate components of pension and OPEB expenses / income (as defined in the company’s public filings with regard to segment earnings information) and Other operating income (expense), net, which would be included in an unadjusted EBIT measure.

5 Adjustments to property, plant and equipment, and intangible assets have no impact on Operational EBITDA.

6 Inventory Step-up results in higher cost of goods sold.

7 Deferred Revenue was written off due fresh-start accounting, resulting in lower revenue.

About Kodak

Kodak is a technology company focused on imaging for business. Kodak serves customers with disruptive technologies and breakthrough solutions for the product goods packaging, graphic communications and functional printing industries. The company also offers leading products and services in Entertainment Imaging and Commercial Films. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document, which includes any exhibits or appendices attached hereto, includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company's plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts”, “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends and data are based upon the Company's expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, under the headings “Business,” “Risk Factors,” and/or “Management's Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to improve and sustain its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to achieve the financial and operational results contained in our business plans; the ability of the Company to discontinue or sell certain non-core businesses or operations; the Company’s ability to comply with the covenants in its credit facilities; our ability to obtain additional financing if and as needed; the potential adverse effects of the Chapter 11 proceedings on the Company's liquidity, results of operations, brand or business prospects; the Company's ability to fund continued investments, capital needs, restructuring payments and service its debt; the resolution of claims against the Company; our ability to attract and retain key executives, managers and employees; our ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

APPENDICES

A. NON-GAAP MEASURES

In this third quarter financial results news release, reference is made to certain non-GAAP financial measures, including “Excluding reorganization items and discontinued operations, the net loss for the third quarter of 2013,” “Operational EBITDA,” “Operational EBITDA excluding fresh-start accounting adjustments,” “GECF Operational EBITDA,” “GECF Operational EBITDA excluding fresh-start accounting adjustments,” “DP&E Operational EBITDA,” and “DP&E Operational EBITDA excluding fresh-start accounting adjustments.”

The company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the company, its financial condition, results of operations and cash flow.

The following reconciliations are provided with respect to terms used in this third quarter financial results news release.

The following table reconciles the measure of net loss, excluding reorganization items and discontinued operations for the third quarter of 2013 on a consolidated basis to net earnings (loss).

EASTMAN KODAK COMPANY
RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(in millions)

	For the Quarter Ended September 30, 2013
	Successor	Predecessor	Total
Excluding reorganization items and discontinued operations, the net loss, as reported	$(23)	$(132)	$(155)
Reorganization items, net	5	(2,217)	(2,212)
Earnings (loss) from discontinued operations, net of incomes taxes	10	(78)	(68)

Net (Loss) Earnings (GAAP basis)	$(18)	$2,007	$1,989

The following table reconciles Operational EBITDA and Operational EBITDA excluding certain items of each of the segments and on a consolidated basis to net earnings (loss).

EASTMAN KODAK COMPANY
RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(in millions)

	For the Quarter Ended September 30,
	2013	2012
Graphics, Entertainment and Commercial Films ("GECF") segment earnings (loss)	$(17)	$(34)
GECF depreciation and amortization	25	35
GECF impact of discontinued operations	5	11
GECF Operational EBITDA, as presented	$13	$12
GECF impact of fresh-start accounting adjustments	14	-
GECF Operational EBITDA excluding fresh-start accounting adjustments, as presented	$27	$12
Digital Printing and Enterprise ("DP&E") segment earnings (loss)	(21)	(58)
DP&E depreciation and amortization	6	13
DP&E impact of discontinued operations	5	10
DP&E Operational EBITDA, as presented	$(10)	$(35)
DP&E impact of fresh-start accounting adjustments	13	-
DP&E Operational EBITDA excluding fresh-start accounting adjustments, as presented	$3	$(35)
Operational EBITDA excluding fresh-start accounting adjustments, as presented	$30	$(23)
Impact of fresh-start accounting adjustments	(27)	-
Operational EBITDA, as presented	$3	$(23)
Depreciation and amortization	(31)	(48)
Impact of discontinued operations	(10)	(21)
Total segment (loss) income	$(38)	$(92)
All Other	(1)	(1)
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(7)	(120)
Corporate components of pension and OPEB expenses (1)	29	(6)
Other operating income (expense), net	-	4
Loss on early extinguishment of debt	(2)	-
Interest expense	(39)	(36)
Other income (charges), net	(2)	6
Reorganization items, net	2,212	(56)
Consolidated earnings (loss) from continuing operations before income taxes	$2,152	$(301)
(Provision) benefit for income taxes	(98)	(21)
(Loss) earnings from continuing operations	$2,054	$(322)
Earnings (loss) from discontinued operations, net of income taxes	(68)	10
Net (Loss) Earnings	$1,986	$(312)
Less: Net loss attributable to noncontrolling interests	(3)	-
Net (Loss) Earnings (GAAP basis) Attributable to Eastman Kodak Company	$1,989	$(312)

(1) Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses, amortization of prior service credits related to the U.S. Postretirement Benefit Plan and special termination benefits, curtailments and settlement components of pension and other postretirement benefit expenses, except for settlements in connection with the chapter 11 bankruptcy proceedings that are recorded in Reorganization items, net and curtailments and settlements included in Earnings (loss) from discontinued operations, net of income taxes in the Consolidated Statement of Operations.

The following tables reconcile Operational EBITDA and Operational EBITDA excluding certain items of each of the segments and on a consolidated basis to net earnings (loss).

EASTMAN KODAK COMPANY
RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(in millions)

	For the Nine Months Ended September 30,
	2013	2012
Graphics, Entertainment and Commercial Films ("GECF") segment earnings (loss)	$(6)	$(166)
GECF depreciation and amortization	82	103
GECF impact of discontinued operations	17	42
GECF Operational EBITDA, as presented	$93	$(21)
GECF impact of fresh-start accounting adjustments	14	-
GECF Operational EBITDA excluding fresh-start accounting adjustments, as presented	$107	$(21)
Digital Printing and Enterprise ("DP&E") segment earnings (loss)	(50)	(221)
DP&E depreciation and amortization	25	39
DP&E impact of discontinued operations	19	38
DP&E Operational EBITDA, as presented	$(6)	$(144)
DP&E impact of fresh-start accounting adjustments	13	-
DP&E Operational EBITDA excluding fresh-start accounting adjustments, as presented	$7	$(144)
Operational EBITDA excluding fresh-start accounting adjustments, as presented	$114	$(165)
Impact of fresh-start accounting adjustments	(27)	-
Operational EBITDA, as presented	$87	$(165)
Depreciation and amortization	(107)	(142)
Impact of discontinued operations	(37)	(80)
Total segment (loss) income	$(57)	$(387)
All Other	(4)	(3)
Restructuring costs and other (including restructuring related expenses reported in cost of sales)	(53)	(207)
Corporate components of pension and OPEB expenses (1)	56	(10)
Other operating income (expense), net	495	5
Loss on early extinguishment of debt	(8)	(7)
Interest expense	(112)	(103)
Other income (charges), net	(13)	3
Reorganization items, net	2,021	(304)
Consolidated earnings (loss) from continuing operations before income taxes	$2,326	$(1,013)
(Provision) benefit for income taxes	(156)	96
(Loss) earnings from continuing operations	$2,170	$(917)
Earnings (loss) from discontinued operations, net of income taxes	(125)	(60)
Net (Loss) Earnings	$2,045	$(977)
Less: Net loss attributable to noncontrolling interests	(3)	-
Net (Loss) Earnings (GAAP basis)	$2,048	$(977)

(1) Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses, amortization of prior service credits related to the U.S. Postretirement Benefit Plan and special termination benefits, curtailments and settlement components of pension and other postretirement benefit expenses, except for settlements in connection with the chapter 11 bankruptcy proceedings that are recorded in Reorganization items, net and curtailments and settlements included in Earnings (loss) from discontinued operations, net of income taxes in the Consolidated Statement of Operations.

EASTMAN KODAK COMPANY
RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(in millions)

	Successor	Predecessor		Predecessor	Successor	Predecessor		Predecessor
	One Month Ended September 30, 2013	Two Months Ended August 31, 2013	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	One Month Ended September 30, 2013	Eight Months Ended August 31, 2013	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012

Graphics, Entertainment and Commercial Films ("GECF")
Net sales	$123	$230	$353	$404	$123	$987	$1,110	$1,230
Cost of sales	114	195	309	352	114	805	919	1,115
Gross profit	9	35	44	52	9	182	191	115
Selling, general and administrative expenses	19	37	56	78	19	164	183	251
Research and development costs	1	4	5	8	1	13	14	30
GECF Segment (loss) earnings	$(11)	$(6)	(17)	$(34)	$(11)	$5	$(6)	$(166)

Digital Printing and Enterprise ("DP&E")
Net sales	$74	$124	$198	$231	$74	$519	$593	$670
Cost of sales	62	89	151	196	62	373	435	587
Gross profit	12	35	47	35	12	146	158	83
Selling, general and administrative expenses	16	29	45	66	16	129	145	204
Research and development costs	9	14	23	27	9	54	63	100
DP&E Segment (loss) earnings	$(13)	$(8)	(21)	$(58)	$(13)	$(37)	$(50)	$(221)

Total Segment (loss) earnings	(24)	(14)	(38)	(92)	(24)	(32)	(56)	(387)

All Other	(4)	3	(1)	(1)	(4)	-	(4)	(3)
Restructuring costs and other	4	3	7	120	4	49	53	207
Corporate components of pension and OPEB income (expense) (1)	13	16	29	(6)	13	43	56	(10)
Other operating income, net	-	-	-	4	-	495	495	5
Legal contingencies, settlements and other	-	-	-	-	-	-	-	-
Loss on early extinguishment of debt, net	-	2	2	-	-	8	8	7
Interest expense	6	33	39	36	6	106	112	103
Other income, net	-	(2)	(2)	6	-	(13)	(13)	3
Reorganization items, net	5	(2,217)	(2,212)	56	5	(2,026)	(2,021)	304
Consolidated (loss) earnings from continuing operations before income taxes	$(30)	$2,182	$2,152	$(301)	$(30)	$2,356	$2,326	$(1,013)

B. FINANCIAL STATEMENTS EASTMAN KODAK COMPANY CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited) (in millions, except per share data)

	Successor	Predecessor
	One Month Ended September 30, 2013	Two Months Ended August 31, 2013	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
Net Sales
Products	$165	$295	$460	$545
Services	33	69	102	112
Licensing & royalties	-	1	1	3
Total net sales	$198	$365	$563	$660
Cost of sales
Products	$146	$228	$374	$487
Services	30	52	82	98
Total cost of sales	$176	$280	$456	$585
Gross profit	$22	$85	$107	$75
Selling, general and administrative expenses	29	64	93	148
Research and development costs	8	16	24	35
Restructuring costs and other	4	3	7	111
Other operating income, net	-	-	-	(4)
(Loss) earnings from continuing operations before interest expense, loss on early extinguishment of debt, net, other income (charges), net, reorganization items, net and income taxes	(19)	2	(17)	(215)
Interest expense	6	33	39	36
Loss on early extinguishment of debt, net	-	2	2	-
Other income (charges), net	-	(2)	(2)	6
Reorganization items, net	5	(2,217)	(2,212)	56
(Loss) earnings from continuing operations before income taxes	(30)	2,182	2,152	(301)
Provision for income taxes	1	97	98	21
(Loss) earnings from continuing operations	(31)	2,085	2,054	(322)
Earnings (loss) from discontinued operations, net of income taxes	10	(78)	(68)	10
NET (LOSS) EARNINGS	(21)	2,007	1,986	(312)
Less: Net loss attributable to noncontrolling interests	(3)	-	(3)	-
NET (LOSS) EARNINGS ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(18)	$2,007	$1,989	$(312)

	Successor	Predecessor
	One Month Ended September 30, 2013	Eight Months Ended August 31, 2013	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net Sales
Products	$165	$1,227	$1,392	$1,695
Services	33	279	312	338
Licensing & royalties	-	36	36	(53)
Total net sales	$198	$1,542	$1,740	$1,980
Cost of sales
Products	$146	$955	$1,101	$1,501
Services	30	219	249	289
Total cost of sales	$176	$1,174	$1,350	$1,790
Gross profit	$22	$368	$390	$190
Selling, general and administrative expenses	29	297	326	473
Research and development costs	8	66	74	129
Restructuring costs and other	4	43	47	195
Other operating income, net	-	(495)	(495)	(5)
(Loss) earnings from continuing operations before interest expense, loss on early extinguishment of debt, other income (charges), net, reorganization items, net and income taxes	(19)	457	438	(602)
Interest expense	6	106	112	103
Loss on early extinguishment of debt, net	-	8	8	7
Other income (charges), net	-	(13)	(13)	3
Reorganization items, net	5	(2,026)	(2,021)	304
(Loss) earnings from continuing operations before income taxes	(30)	2,356	2,326	(1,013)
Provision (benefit) for income taxes	1	155	156	(96)
(Loss) earnings from continuing operations	(31)	2,201	2,170	(917)
Earnings (loss) from discontinued operations, net of income taxes	10	(135)	(125)	(60)
NET (LOSS) EARNINGS	(21)	2,066	2,045	(977)
Less: Net loss attributable to noncontrolling interests	(3)	-	(3)	-
NET (LOSS) EARNINGS ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(18)	$2,066	$2,048	$(977)

The notes accompanying the Company’s 2013 third quarter Form 10-Q are an integral part of these consolidated financial statements.

EASTMAN KODAK COMPANY CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Unaudited) (in millions)

	Successor	Predecessor
	As of September 30, 2013	As of December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$839	$1,135
Restricted cash	102	7
Receivables, net	541	611
Inventories, net	469	420
Assets held for sale	123	578
Other current assets	47	92
Total current assets	2,121	2,843
Property, plant and equipment, net of accumulated depreciation of $17 and $3,754, respectively	723	607
Goodwill	88	132
Intangible assets, net	232	61
Deferred income taxes	62	470
Other long-term assets	184	208
TOTAL ASSETS	$3,410	$4,321
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Accounts payable, trade	$324	$355
Short-term borrowings and current portion of long-term debt	4	699
Other current liabilities	599	814
Liabilities held for sale	46	1,781
Total current liabilities	973	3,649
Long-term debt, net of current portion	675	740
Pension and other postretirement liabilities	734	506
Other long-term liabilities	412	395
Liabilities subject to compromise	-	2,708
Total liabilities	2,794	7,998

Commitments and contingencies (Note 13)

Equity (Deficit)
Predecessor common stock, $2.50 par value	-	978
Successor common stock, $0.01 par value	-	-
Additional paid in capital	613	1,105
(Accumulated deficit) retained earnings	(18)	2,600
Accumulated other comprehensive income (loss)	9	(2,616)
	604	2,067
Less: Treasury stock, at cost	-	(5,746)
Total Eastman Kodak Company shareholders’ equity (deficit)	604	(3,679)
Noncontrolling interests	12	2
Total equity (deficit)	616	(3,677)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$3,410	$4,321

The notes accompanying the Company’s 2013 third quarter Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Media:
Eastman Kodak Company
Christopher Veronda, +1 585-724-2622
christopher.veronda@kodak.com